EXHIBIT 11

                  CHANCELLOR CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE

  The following table reflects the calculation of the earnings per share:

                                                                      Weighted Average
                                                                        Common Shares
                                                    Income               Outstanding
                                                  -----------         ----------------
                                                  (numerator)           (denominator)

Quarter ended June 30, 1999                    In thousands, except share and per share data
      Earnings from Operations (restated)          $       201           48,300,550
                                                   ===========           ==========
Basic earnings per common share                                                      $  0.00

Effect of dilutive securities
      Convertible preferred shares                       - - -            5,000,000
      Warrant - VCC                                      - - -            2,222,222
      Vested Employee Options                            - - -            1,418,355
                                                   -----------           ----------
                                                   $       201           56,941,127
                                                   ===========           ==========
Diluted earnings per common share                                                    $  0.00

Quarter ended June 30, 1998
      Earnings from Operations                     $        34           35,032,242
                                                   ===========           ==========
Basic earnings per common    share                                                   $  0.00

Effect of dilutive securities -
     Convertible preferred shares                        - - -            5,000,000
     Warrant - VCC                                       - - -            2,592,593
     Vested Employee Options                             - - -            1,000,000
                                                   -----------           ----------
                                                   $        34           43,624,835
                                                   ===========           ==========
Diluted earnings per common share                                                    $  0.00

Year to date ended June 30, 1999:

     Earnings from operations (restated)           $       293           46,039,725
                                                   ===========           ==========
Basic earnings per common share                                                      $  0.01

Effect of dilutive securities -
     Convertible preferred shares                        - - -            5,000,000
     Warrant - VCC                                       - - -            3,484,848
     Vested Employee Options                             - - -            1,521,624
                                                   -----------            ---------
                                                   $       293           56,046,197
                                                   ===========           ==========
Diluted earnings per common share                                                    $  0.01

Year to date ended June 30, 1998:

     Earnings from operations                      $        60           33,168,387
                                                   ===========           ==========
Basic earnings per common share                                                      $  0.00
     Convertible preferred shares                        - - -            5,000,000
     Warrant - VCC                                       - - -            2,857,143
     Vested Employee Options                             - - -            1,000,000
                                                   -----------           ----------
                                                   $        60           42,025,530
                                                   ===========           ==========
Diluted earnings per common share                                                    $  0.00

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